EXHIBIT 25(2)(a)(1)


                            CERTIFICATE OF FORMATION
                                       OF
                        SAGE MULTI-STRATEGY FUND, L.L.C.



          The undersigned, desiring to form a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, hereby certifies as follows:



          FIRST: The name of the limited liability company is Sage Multi-Strategy Fund, L.L.C.

          SECOND: The address of its registered office in the State of Delaware is 615 South DuPont Highway, County of Kent, City of Dover, State of Delaware, 19901. The name of its registered agent at such address is National Corporate Research, Ltd.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 8th day of June, 2005.


                                            SAGE MULTI-STRATEGY FUND, L.L.C.



                                            By: /s/ JONATHAN SIMON
                                                ------------------------
                                            Name: Jonathan Simon
                                            Title:  Authorized Person